SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 3, 2003

GOODRICH CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-892 (Commission File Number)	34-0252680 (IRS Employer Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit 99.1	Goodrich Corporation written presentation titled “Goodrich Investor Overview June 2003”

ITEM 9. REGULATION FD DISCLOSURE

     On June 3, 2003, Goodrich Corporation will be posting on the Investor Relations section of its website (www.goodrich.com) a written presentation captioned “Goodrich Investor Overview June 2003”. The presentation, which includes information regarding Goodrich’s financial outlook for 2003, is furnished as Exhibit 99.1 hereto.

Limitation on Incorporation by Reference

     In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION
(Registrant)

Date: June 3, 2003	By:	/s/ Robert D. Koney, Jr.

Robert D. Koney, Jr.
Vice President and Controller

EXHIBIT INDEX

Exhibit 99.1	Goodrich Corporation written presentation titled “Goodrich Investor Overview June 2003”